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                                                  Exhibit 12
                                                  Form 10-Q
                                                  For the Three
                                                  Months Ended
                                                  March 31, 1996



                     Lucent Technologies Inc.
        Computation of Ratio of Earnings to Fixed Charges

                      (Dollars in Millions)
                           (Unaudited)


                                                  For the Three
                                                  Months Ended
                                                  March 31, 1996

Earnings (Loss) Before Income Taxes....................    $(169)

Less Interest Capitalized during
  the Period...........................................        7

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................        -

Add Fixed Charges......................................      105

Total Earnings (Loss)..................................     $(71)



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $ 89

Interest Portion of Rental Expense.....................       16

    Total Fixed Charges................................     $105

Ratio of Earnings (Loss)to Fixed Charges...............       *


* For the quarter ended March 31, 1996, the ratio computation indicates that earnings were inadequate to cover fixed charges by $176.